PORTAL SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
January 26, 2005

TO OUR STOCKHOLDERS:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Portal Software, Inc., a Delaware corporation (the “Company”), will be held on January 26, 2005 at 10:00 a.m. PST at The Hilton Garden Inn Cupertino, 10741 North Wolfe Road, Cupertino, CA 95014, for the following purposes:

1.	To elect two Class II directors to serve a three-year term expiring upon the 2007 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 28, 2005;

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  The Board of Directors has approved the proposals described in the Proxy Statement and recommends that you vote “FOR” each proposal.

Only stockholders of record at the close of business on December 1, 2004 are entitled to notice of and to vote at the meeting.

          All stockholders are cordially invited to attend the meeting in person.  However, to assure your representation at the meeting, you are urged to submit your Proxy and voting instructions over the Internet or mark, sign, date and return the enclosed Proxy as promptly as possible in the postage prepaid envelope provided for that purpose.  Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares are voted.  You may revoke your proxy at any time prior to the Annual Meeting.  Any stockholder attending the meeting may vote in person even if he or she returned a Proxy in which case your Proxy will be revoked automatically.

By Order of the Board of Directors

Larry S. Bercovich
Senior Vice President, General
Counsel, and Secretary
Cupertino, California
December 17, 2004

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, AND RETURN THE VOTE EITHER VIA THE INTERNET (AT WWW.PROXYVOTE.COM), OR SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

PORTAL SOFTWARE, INC.

PROXY STATEMENT

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

General

          The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board”) of Portal Software, Inc. (the “Company” or “Portal”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on January 26,2005 at 10:00 a.m. PST at The Hilton Garden Inn Cupertino, 10741 North Wolfe Road, Cupertino, CA 95014, or any adjournment or adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.  The Company’s principal executive offices are located at 10200 South De Anza Boulevard, Cupertino, California 95014, and its telephone number at that location is (408) 572-2000.

          These Proxy materials were mailed to stockholders on or about December 17, 2004.

Record Date; Outstanding Shares

          Only stockholders of record at the close of business on December 1, 2004 (the “Record Date”) are entitled to receive notice of and to vote at the meeting.  The outstanding voting securities of the Company on the Record Date consisted of 42,796,903 shares of Common Stock.  No shares of Preferred Stock are outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.  The closing market price of the Company’s Common Stock on Nasdaq on December 1, 2004 was $3.43 per share.

Voting Rights

          Each share of Common Stock issued and outstanding as of the Record Date shall have one vote on each of the matters presented herein.  Stockholders do not have the right to cumulate votes in the election of directors.  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date.  Shares that are voted “For”, “Against” or “Withheld From” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.  Abstentions and broker non-votes (shares held of record by stock brokerage firms but not voted due to the failure of the beneficial owners of those shares to provide voting instructions) also will be counted by the Company as present at the meeting for purposes of determining the presence of a quorum.  Abstentions will be counted by the Company in determining the total number of Votes Cast with respect to a proposal (other than the election of directors) and, therefore, will have the same effect as a vote against the proposal.  Broker non-votes will not be counted in determining the number of Votes Cast with respect to a proposal and, therefore, will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

          If the enclosed form of proxy is properly signed and returned, or returned via the Internet, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon.  If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR approval of Proposal 2 described in this Proxy Statement.

          The affirmative vote of a plurality of the Votes Cast is required for the election of directors. The affirmative vote of a majority of the Votes Cast is required for the ratification of Ernst & Young LLP as independent public accountants of the Company.

Revocability of Proxies

          The enclosed Proxy is revocable at any time before its use by delivery to the Company of a written notice of revocation or a duly executed Proxy bearing a later date.  If a person who has executed and returned a Proxy is present at the meeting and wishes to vote in person, he or she may elect to do so; and any such vote in person will automatically revoke the power of the proxy holders to vote his or her Proxy.

Solicitation

          The cost of soliciting Proxies will be borne by the Company.  Proxies may be solicited by certain of the Company’s directors, officers and employees, without additional compensation, in person, electronically over the internet, by telephone, electronic mail, facsimile or other means of communication.  The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

PROPOSAL 1
ELECTION OF DIRECTORS

Directors

          We currently have six directors divided among three classes as follows: Class I— Robert Bond, Robert Eulau and one vacancy; Class II—Richard A. Moran and Karen Riley; and Class III— John E. Little and J. David Martin.  In February 2004, the Board of Directors approved the separation of the CEO and Chairman of the Board roles and appointed Richard A. Moran as Chairman of the Board.  In July 2004, George Goldsmith resigned from the Board and in August 2004 Robert Wayman resigned from the Board.  Also in August 2004, the Board increased the authorized number of directors of the Company from seven to eight and approved the appointment of Robert Bond, Robert Eulau and Karen Riley as members of the Board.  In October 2004, Jennifer Taylor resigned from the Board of Directors.

          Two Class II directors are to be elected at the Annual Meeting for a three-year term ending at the annual meeting of stockholders for the fiscal year 2007.  The Board has nominated Richard A. Moran and Karen Riley for election as Class II directors.  Ms. Riley was recommended to the Governing and Nominating Committee for consideration by Board Search Partners LLC.  Unless otherwise instructed, the proxy holders will vote the Proxies received by them for Mr. Moran and Ms. Riley.  In the event that Mr. Moran or Ms. Riley is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who shall be appointed by the present Board to fill the vacancy.  The Company is not aware of any reason that Mr. Moran or Ms. Riley will be unable or will decline to serve as a director.  Under the Company’s Bylaws, stockholders may nominate other individuals for election as directors only if the proposed nomination is set forth in a written notice to the Company’s Secretary that complies with certain requirements described below under the caption “Other Matters.”

Required Vote

          The nominees for director receiving a plurality of affirmative votes of the shares of the Company’s Common Stock voted at the Annual Meeting shall be elected as the Class II directors.  Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum but will have no other effect.   Assuming a quorum is present, abstentions and broker non-votes will have no effect on the election of the directors.

The Board of Directors recommends that the stockholders vote “FOR” the election of
Richard A. Moran and Karen Riley as the Class II directors of the Company.

          Certain information regarding the members of the Board of Directors as of December 1, 2004 is set forth below:

Name of Director or Nominee	Age	Current Term Expires

Robert Bond	61	2006
Robert Eulau	43	2006
John E. Little	47	2005
J. David Martin	49	2005
Richard A. Moran	54	2004
Karen Riley	51	2004

     Robert T. Bond.  Mr. Bond has served as a Director of Portal since July 2004.  Since January 1998, Mr. Bond has served as a private consultant to Rational Software Corporation (“Rational”), a software development company, which was acquired by IBM in 2003, and various other companies.  From April 1996 through January 1998, Mr. Bond served as Chief Operating Officer of Rational.  At Rational, prior to being named Chief Operating Officer, Mr. Bond was Senior Vice President, International from April 1990 through March 1996.  Prior to Mr. Bond’s service to Rational, from 1967 to 1983, he served Hewlett-Packard Company (“HP”), a provider of products, technologies, solutions and services to consumers and businesses during which time he founded HP’s Applications Marketing Division, a worldwide network of application centers, which was responsible for sales and professional services of HP’s application products.

     Robert K. Eulau.  Mr. Eulau has served as a Director of Portal since July 2004.  He has served as Senior Vice President and Chief Financial Officer of Rambus Inc. (“Rambus”), a developer of chip-to-chip interface technologies, since July 2001.  Prior to joining Rambus, Mr. Eulau held various financial and marketing management positions during his sixteen years at Hewlett-Packard Company, most recently serving as Vice President and CFO in the business customer organization.

     John E. Little.  Mr. Little founded Portal in March 1985.  He has been a Director since its inception and served as Portal’s Chief Executive Officer and President from inception to September 2004.  Prior to founding Portal, Mr. Little was an independent consultant for a number of companies including Knight-Ridder Inc., a newspaper publisher, AT&T Corp., a provider of communication services, Raytheon Company, a provider of defense and government electronics, space, information technology, technical services, and business and special mission aircraft, Dow Jones News Retrieval, a subsidiary of Dow Jones & Company, Inc., a provider of business and financial news and information, Victor Company of Japan (“JVC”), a global electronics company, and Sun Microsystems, Inc., a provider of network computing products and services.

     J. David Martin.  Mr. Martin has served as a Director of Portal since November 2002.  Since September 2001, he has served as the Chief Executive Officer of the Young Presidents’ Association, or YPO, a peer network organization of executives.  Mr. Martin has served as a Director on YPO’s International Board since July of 1998 including serving as Chairman of the International Board from July 2001 to June 2002.  From October 1995 through September 2000, he served as the Chief Executive Officer and Director of Burnham Pacific Properties, a real estate investment trust listed on the New York Stock Exchange.  Mr. Martin founded TMG Partners, a real estate development company, in February

1984 and served as its Chairman and Chief Executive Officer until October 1995. Since that time he has continued to serve as its Chairman of the Board.

     Richard A. Moran.  Mr. Moran has been a Director of Portal since March 2003 and Chairman of the Board since February 2004.  Since June 2002, he has served as a private consultant to various companies.  Mr. Moran served as a Partner at Accenture LLP, a provider of professional consulting services, from April 1996 to June 2002, where he worked with clients in the media and entertainment, communications and technology industries.  Prior to this position, Mr. Moran held management positions in several consulting firms.

     Karen Riley.  Ms. Riley has served as a Director of Portal since August 2004.  From May 1999 to December 2003, Ms. Riley was Senior Vice President, Global Services at Siebel Systems, a provider of business applications software.  From 1979 to 1999, Ms. Riley was with IBM, an information technology, and services company, most recently as General Manager, Business Process Management Services, IBM Global Services. From 1979 to 1985, she held various management positions in IBM’s product divisions.

Corporate Governance

          The Board of Directors has adopted a set of Corporate Governance Principles which is located on the investor relations web page of our corporate website at www.portal.com, and the Board’s Governance and Nominating Committee is responsible for overseeing these principles and reporting and making recommendations to the Board concerning corporate governance matters.  The Corporate Governance Principles include, among other matters, the following:

•	The Board is composed of a majority of independent directors;

•	Non-management directors are encouraged to limit the number of other boards on which they serve;

•	The Governance and Nominating Committee is responsible for reporting annually to the Board with an assessment of the Board’s performance;

•	The Governance and Nominating Committee will formally review each director’s continuation on the Board from time to time, but no less frequently than every three years;

•	Committee membership will be reviewed by the Governance and Nominating Committee at least annually, and members will be subject to periodic rotation;

•	At least once annually, the non-management directors will evaluate the Chief Executive Officer’s performance;

•	The independent and/or non-management directors of the Board will meet in executive session at every regular Board meeting.

          Code of Ethics

          Portal has a Code of Ethics in place for its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  Portal also has in place for its officers, Board members, employees and consultants a Code of Conduct.  One may obtain copies of the Code of Ethics and Code of Conduct, without charge, from the investor relations section of our website at www.portal.com or by writing to the Investor Relations director at 10200 S. De Anza Boulevard, Cupertino, California 95014.

          Board Attendance at Annual Meeting of Stockholders

          Under the Company’s Corporate Governance Principles, the Company strongly encourages its directors to attend the Company’s annual meetings of stockholders.   Mr. Little was the only Board member who attended the Company’s 2003 Annual Meeting.

          Stockholder Communications with the Board

          Stockholders of the Company may communicate with the Board or individual directors by either sending a message via email to PortalShareholderMail@portal.com or via regular mail to the Company’s headquarters, Attention:  Secretary.  The Company’s Secretary or his or her delegate will be responsible for collecting and reviewing all of the stockholder communications and delivering them to the Board or individual directors, as the case may be.

Board Meetings and Committees

          The Board of Directors held six meetings during the fiscal year ended January 30, 2004.  No incumbent director who was a director during the year ended January 30, 2004 attended fewer than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he or she served held during the period for which he or she was a director.

          The Board has four standing committees:  the Audit Committee, the Governance and Nominating Committee, the Compensation Committee and the Stock Committee. Each of these committees has a written charter approved by the Board of Directors, copies of which are located on the investor relations page of our corporate website at www.portal.com.  The members of the committees as of December 1, 2004 are identified in the table below.

Director	Status of Independence	Audit Committee	Governance and Nominating Committee	Compensation Committee	Stock Committee

Robert Bond	Independent	X
Robert Eulau	Independent	Chair
John E. Little	Dependent				X*
J. David Martin	Independent		Chair
Richard A. Moran (Chairman of the Board)	Independent	X	X	Chair
Karen Riley	Independent			X

* Acted as the Chair of the Stock Committee until September 13, 2004.

          Audit Committee

          The Audit Committee currently consists of directors Robert Bond, Robert Eulau and Richard Moran.  The Audit Committee held 10 meetings during the last fiscal year.  The Audit Committee engages the Company’s independent auditors and is responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles, its system of internal accounting controls, the audit committee charter and projects undertaken by the Company’s internal audit function and the adequacy of the Company’s financial reports.  In connection with these reviews, the Audit Committee meets with appropriate financial personnel of the Company and the organizations responsible for internal audit.  The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.  Each member of the Audit Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc., also meets the additional criteria for independence of Audit Committee members set forth in Rule 10-A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and has the ability to read and understand fundamental financial statements.  In addition, the Board had determined that Mr. Wayman was an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.  Upon the resignation of Mr. Wayman in August 2004, the Board determined that Mr. Eulau is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

          Governance and Nominating Committee

          The Governance and Nominating Committee (formerly known as the Board Affairs Committee) currently consists of directors David Martin and Richard Moran.  The Governance and Nominating Committee held four meetings during the last fiscal year.  The principal functions of the Governance and Nominating Committee are to establish and review matters relating to:  the responsibilities, conduct, performance, compensation, composition and operation of the Board and the directors; committee assignments; the recruitment and nomination of directors; and consideration of nominees proposed by stockholders who have submitted such nomination to the Company in accordance with the procedure set forth in the Bylaws and described in this Proxy Statement in the section entitled “Other Matters”.   The Governance and Nominating Committee charter also provides for regular performance reviews of the Board.  Each member of this committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.  The Governance and Nominating Committee for the Board of Director search consulted with Board Search Partners LLC.

                    Consideration of Director Nominees

          The Governance and Nominating Committee screens and evaluates all proposed nominees to the Board of Directors with direct input from the Chief Executive Officer.  The process and criteria used to evaluate proposed nominees is the same whether the proposed nominee is recommended for nomination by a stockholder, by an existing director or otherwise.  The Governance and Nominating Committee reviews qualifications of potential candidates and recommends director nominees to the full Board.   Once a prospective member has been identified, he or she will be proposed to the Governance and Nominating Committee for formal evaluation, along with a packet of information that includes:

•	Resume or CV of the candidate.
•	Evaluation of the candidate based on the current director criteria.
•	Preliminary recommendation by the proposing Board member, describing why he believes the candidate is appropriate.

          The CEO and the Governance and Nominating Committee are responsible for interviewing and otherwise evaluating prospective members.  Prospective members who pass their initial evaluation are presented to the complete Board for final evaluation and approval.  Candidates recommended by the Governance and Nominating Committee should be interviewed by all directors, and directors are expected to conduct their interviews expeditiously to ensure that decisions regarding prospective candidates can be made without undue delay.  The Board selects the slate of prospective members only from candidates identified, screened and approved by the Governance and Nominating Committee.

                    Stockholder Nominees

          The Governance and Nominating Committee will consider suggestions of prospective members of the Board from stockholders.  Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the Chairman of the Governance and Nominating Committee at the Company’s address.  To be timely, the written materials must be submitted within the time permitted under applicable law and the Company’s bylaws for submission of a stockholder proposal for the subject annual meeting.  These requirements are set forth herein in the section entitled “Stockholder Proposals for the Next Annual Meeting”.

          The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a prospective member and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the nomination and the amount of the Company’s securities which are owned beneficially and of record by such stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described above; (4) a representation that the stockholder of record is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials; and (5) any material interest of the stockholder in the nomination.

          The Governance and Nominating Committee will evaluate a prospective member suggested by any stockholder in the same manner and against the same criteria as any other prospective member identified by the Governance and Nominating Committee from any other source.

                    Director Qualifications

          In evaluating the suitability of each candidate, the Governance and Nominating Committee will consider issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. While there are no specific minimum qualifications for director nominees, the ideal candidate should exhibit (i) independence, (ii) integrity, (iii) qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or expertise for Audit Committee members.

          The re-nomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria set forth above.

          For incumbent directors standing for re-election, the Governance and Nominating Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; the number of other company boards on which the individual serves, composition of the Board at that time, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

          Compensation Committee

          The Compensation Committee currently consists of directors Richard Moran and Karen Riley.  The Compensation Committee held three meetings during the last fiscal year.  The principal functions of the Compensation Committee are to review and approve the Company’s executive compensation policies and programs and to administer the Company’s Stock Option and Employee Stock Purchase Plans.   Each of the members of this committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealer, Inc.

          Stock Committee

          The Stock Committee generally is authorized to make grants of stock options within authorized limits to employees who are not executive officers of the Company.  Since September 2004, all stock option grants to employees have been approved by the Compensation Committee.  The Stock Committee acted by unanimous written consent on twelve occasions and held no meetings during the last fiscal year.

Director Compensation

          In fiscal year 2004 non-employee directors received no cash fees in connection with their service on the Board of Directors and its committees, except that non-employee directors were reimbursed by Portal for actual travel and hotel expenses incurred in attending Board meetings.

          Newly elected or appointed non-employee directors are eligible to receive discretionary stock option grants under our 1999 Stock Incentive Plan (the “1999 Plan”) in connection with their initial election or appointment to the Board.  Accordingly, in connection with their appointment to the Board in March 2003, Mr. Goldsmith and Mr. Moran each received a stock option for 16,000 shares with an exercise price of $3.65 per share.  Also, on September 9, 2004, Mr. Bond, Mr. Eulau and Ms. Riley each received a stock option for 16,000 shares with an exercise price of $2.86 per share.   Each such option has a maximum term of 10 years, subject to earlier termination upon the optionee’s cessation of Board service, and vests in 48 successive equal monthly installments upon the optionee’s completion of each of his or her first 48 months of Board service.  Each option granted to a director will, however, immediately vest and become exercisable for all shares subject to such options upon certain changes in control or ownership of Portal.

          On the date of each Annual Stockholders Meeting, each of the continuing non-employee Board members who has served in such capacity for at least 6 months will receive an option grant, pursuant to the Automatic Option Grant Program in effect under the 1999 Plan, for 2,400 shares with an exercise price per share equal to the fair market value per share of the common stock on the grant date.  Each option will have a maximum term of ten (10) years measured from the grant date, subject to the earlier termination upon the optionee’s cessation of Board service.  The option will be immediately exercisable for all the option shares as fully-vested shares.  Pursuant to such Automatic Option Grant Program, Messrs. Goldsmith, Martin, Moran, Taylor and Wayman were each granted an option to purchase 2,400 shares of common stock with an exercise price of $7.55 per share on January 28, 2004, the date of the 2003 Annual Meeting.

          The 1999 Stock Incentive Plan also contains a director fee option grant program.  Should this program be activated in the future, each non-employee Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant.  The Board approved a cash compensation plan for our non-employee Board members which became effective February 1, 2004 (the beginning of our fiscal year 2005).  Under this plan, each Board member receives an annual retainer of $20,000.  Additional retainers are paid as follows: $50,000 for serving as the Outside Lead Director, currently Richard Moran, (in the case of no Outside Lead Director, for an independent director serving as the Chairman of the Board), $8,000 for serving as the Audit Committee Chairperson, $6,000 for serving as the Committee Chairperson for the Compensation or Governance and Nominating Committee, and $4,000 for serving as a member on a Committee.  In addition, the Company pays each non-employee Board Member a $1,000 fee for each meeting attended (an additional meeting fee is paid for meetings that exceed six hours).  The Company pays $500 for each telephonic Board or Committee meeting attended.  Committee meetings held on the same day as a Board meeting are not separately compensated.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          The Audit Committee has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending January 28, 2005 and recommends that the stockholders ratify such selection.  Ernst & Young LLP (or its predecessor) has audited the Company’s annual financial statements since 1996.  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

          The Company has been informed by Ernst & Young LLP that neither the firm nor any of its members has any direct financial interest or material indirect financial interest in the Company.  During the fiscal years ended January 30, 2004 and January 31, 2003 Ernst & Young, LLP provided various audit, audit related, tax and other services to the Company as follows:

	2004	2003

(a) Audit Fees	$906,234	$771,055
(b) Audit Related Fees	$—	$11,319
(c) Tax Fees	$118,925	$221,430
(d) All Other Fees	$10,010	$23,444
Total	$1,035,169	$1,027,248

          The components of the total fees were as follows:

          Audit Fees:    ($906,234; $771,055).  This category includes the audit of Portal’s annual financial statements, review of financial statements included in Portal’s Annual Reports on Form 10-K, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years.  This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of annual “management letter” on internal control matters.

          Audit-Related Fees:  ($0; $11,319).  The 2003 balance relates to a review of payroll and benefit compliance in Europe, the Middle East and Africa.

          Tax Fees: ($118,925; $221,430).  This category consists of professional services rendered by Ernst & Young, primarily in connection with Portal’s tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

          All Other Fees: ($10,010; $23,444).  This category consists of fees for miscellaneous professional services in Europe, the Middle East and Africa and Asia Pacific.

          The Audit Committee has determined that the other professional services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

Required Vote

          The affirmative vote of a majority of the Votes Cast is necessary to approve this proposal.  Assuming a quorum is present, abstentions will have the effect of a vote “against” this proposal, and broker non-votes will have no effect on the outcome of the vote.  In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection.

The Audit Committee of the Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 28, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

          The following table sets forth the beneficial ownership of common stock of Portal based upon 42,624,168 shares of our common stock outstanding as of November 15, 2004 as to (a) each current director and nominee for director; (b) each executive officer named in the Summary Compensation Table which appears later in this Proxy Statement; (c) all current directors and executive officers as a group; and (d) each person known to us to beneficially own at that time more than 5% of the outstanding shares of Portal’s common stock.  Unless otherwise specified, the address of each beneficial owner is 10200 South De Anza Boulevard, Cupertino, California 95014.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Approximate Percent of Class Owned

John E. Little (2)	7,201,070	17%
David S. Labuda (3)	2,243,283	5%
Howard A. Bain III (4)	212,194	*
Bhaskar M. Gorti (5)	68,489	*
J. David Martin (6)	30,733	*
Richard A. Moran (7)	9,733	*
Robert Bond (8)	1,333	*
Robert Eulau (9)	1,333	*
Karen Riley (10)	1,333	*
Glenn R. Wienkoop (11)	79,855	*
All current executive officers and directors as a group (14 persons) (12)

*	Less than one percent.

(1)

The table is based upon information supplied by executive officers, directors and principal stockholders.  Unless otherwise indicated, each of the stockholders named in the table has sole voting and investment power with respect to all securities shown as beneficially owned, subject to community property laws where applicable and to the information contained in the footnotes to the table.

(2)

Includes 6,610,305 shares held in trust by Mr. Little, 318,767 shares held by his wife and 271,998 shares subject to options that are currently exercisable or will become exercisable within 60 days after November 15, 2004.  Mr. Little disclaims beneficial ownership of the 318,767 shares held by his wife.  As of September 2004, Mr. Little is no longer an Executive Officer of the Company.

(3)

Includes 252,964 shares subject to options that are currently exercisable or will become exercisable within 60 days after November 15, 2004.  Includes 1,536,048 shares held in trust by Mr. Labuda as trustee of the David S. Labuda Separate Property Trust U/D/T dated December 30, 1998.  Also includes 223,748 shares held in trust by Mr. Labuda and Cindy A. Labuda, Mr. Labuda’s wife, as trustees of the Labuda Community Trust U/D/T dated December 30, 1998.  Also includes 72,754 shares of common stock held by Cindy A. Labuda, trustee of the Cindy A. Labuda Separate Property Trust U/D/T dated December 30, 1998 and 56,000 shares held in the name of the Kira Anne Labuda Trust dated 12/31/97.  Also includes 25,442 shares held in the name of the Paige Elyse Labuda Trust

U/T/A dated 12/28/00.  Also includes 25,442 shares held in the name of the Chad Austin Labuda Trust U/T/A dated 12/28/00.  Also includes 25,442 shares held in the name of the Evan Pierce Labuda Trust U/T/A dated 12/28/00.  Also includes 25,443 shares held in the name of the Trevor Lee Labuda Trust U/T/A dated 12/28/00.  Mr. Labuda disclaims beneficial ownership of all shares listed above in this Footnote number 3 other than those shares listed in the first three sentences of this Footnote number 3.

(4)

Includes 201,252 shares subject to options that are currently exercisable or will become exercisable within 60 days after November 15, 2004.  As of December 2004, Mr. Bain is no longer serves as an Executive Officer of the Company.

(5)	Includes 68,230 shares subject to options that are currently exercisable or will become exercisable within 60 days after November 15, 2004.

(6)	Includes 10,067 shares subject to options that are currently exercisable or will become exercisable within 60 days after November 15, 2004.

(7)	Includes 9,733 subject to options that are currently exercisable or will become exercisable within 60 days after November 15, 2004.

(8)	Includes 1,333 shares subject to options that are currently exercisable or will become exercisable within 60 days after November 15, 2004.

(9)	Includes 1,333 shares subject to options that are currently exercisable or will become exercisable within 60 days after November 15, 2004.

(10)	Includes 1,333 shares subject to options that are currently exercisable or will become exercisable within 60 days after November 15, 2004.

(11)

Includes 79,855 shares subject to options that are currently exercisable or will become exercisable within 60 days after November 15, 2004.  As of February 2004, Mr. Wienkoop no longer serves as an Executive Officer of the Company.

(12)	Includes 1,107,881 shares subject to options that are currently exercisable or will become exercisable within 60 days after November 15, 2004.

Equity Compensation Plans

          The following table sets forth information with respect to our equity compensation plans as of January 30, 2004.  There are no outstanding options to acquire shares of our common stock under equity compensation plans or arrangements assumed by us in connection with our acquisitions of other companies, and there are no assumed plans under which any options to acquire such shares may be currently granted.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation Plans Approved by Stockholders:
1999 Stock Incentive Plan	5,668,813		$6.63	2,173,647	(2)(3)
1999 Employee Stock Purchase Plan/2000 International Employee Stock Purchase Plan	0	(1)	—	1,950,626	(2)(4)
Equity Compensation Plans Not Approved by Stockholders:
2000 Supplemental Stock Option Plan	306,341		$4.80	753,451
Total	5,975,154			4,877,724

(1)

Excludes purchase rights accruing under our 1999 Employee Stock Purchase Plan and 2000 International Employee Stock Purchase Plan (the “Purchase Plans”).  Pursuant to those rights, each eligible employee may purchase up to 700 shares of common stock at semi-annual intervals on the last business day of May and November each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(2)

The number of shares of common stock available for issuance under the 1999 Stock Incentive Plan automatically increases on the first trading day of each fiscal year by an amount equal to 4% of the total number of shares of our common stock outstanding on the last trading day of the immediately preceding fiscal year, but in no event will any such annual increase exceed 2,100,000 shares.  The number of shares of common stock available for issuance under the combined share reserve for the Purchase Plans automatically increases on the first trading day of each calendar year by an amount equal to 2%, of the total number of shares of our common stock outstanding on the last trading day of the immediately preceding fiscal year, but in no event will any such annual increase exceed 800,000 shares.

(3)

The 2,173,647 shares may be issued under the 1999 Stock Incentive Plan upon the exercise of stock options or stock appreciation rights, or those shares may be issued without cash consideration through stock bonus awards or pursuant to restricted stock awards or restricted stock units which vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

(4)	Includes the number of shares available for issuance under the combined stockholder-approved reserve for the Purchase Plans.

          The 2000 Supplemental Stock Option Plan (the “Supplemental Plan”) was implemented by the Board in December 4, 2000 as a non-stockholder approved plan under which option grants may be made to employees who are neither officers of Portal nor members of the Board on the grant date.  The Board has authorized 1,200,000 shares of common stock for issuance under the Supplemental Plan.  All option grants must have an exercise price per share not less than the fair market value per share of the common stock on the grant date.  No option may have a maximum term in excess of ten years, and each option will be subject to earlier termination within a specified period following the optionee’s cessation of service with Portal (or any parent or subsidiary corporation.)  The option will vest in one or more installments over the optionee’s period of service with Portal.  However, all outstanding options will vest on an accelerated basis in the event we are acquired and those options are not assumed, replaced or otherwise continued in effect by the acquiring entity.  All options granted under the Supplemental Plan will be non-statutory stock options under the federal tax laws, and the plan administrator has the discretionary authority to implement option repricing programs from time to time for the outstanding options.  As of January 30, 2004, there were options for 306,341 shares outstanding under the Supplemental Plan, 140,208 shares had been issued, and 753,451 shares remained available for future option grants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission (the “SEC”).  Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.  Based solely on a review of the copies of  Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year , or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, we believe that, for the reporting period from February 1, 2003 to January 30, 2004, all required Section 16(a) filings were made on a timely basis, except for two Forms 3 for Messrs. Goldsmith and Moran, respectively, reporting that they were now Section 16 directors for the Company which were filed after the deadline for the applicable filing.

EXECUTIVE COMPENSATION

Summary Compensation

          The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to us and our subsidiaries for the fiscal years ended January 30, 2004 and January 31, 2003 and 2002 by our Chief Executive Officer and each of our four other most highly compensated executive officers whose salary and bonus for the 2004 fiscal year was in excess of $100,000.  Such individuals are referred to as the named executive officers.

					Long-Term Compensation Awards Number of Shares Underlying Options(3)		All Other Compensation

		Annual Compensation
Name and Principal Position in Fiscal Year 2004	Fiscal Year
		Salary ($) (1)	Bonus ($) (2)

John E. Little (4)	2004	$260,000	$0		150,000		—
Chairman of the Board	2003	$260,000	$0		272,000	(5)	—
and Chief Executive Officer	2002	$260,000	$0		0		—
Glenn R. Wienkoop (6)	2004	$350,000	$0		100,000		$630,000	(7)
President and Chief	2003	$299,520	$0		487,000	(8)	—
Operating Officer	2002	—	—		—		—
Howard A. Bain III	2004	$300,000	$0		85,000		—
Senior Vice President,	2003	$250,385	$0		260,000	(9)	—
Chief Financial Officer	2002	$114,615	$37,500	(10)	80,000		—
David S. Labuda	2004	$276,480	$0		65,000		—
Chief Technology Officer	2003	$229,762	$0		532,600	(11)	—
	2002	$217,462	$0		0		—
Bhaskar M. Gorti	2004	$247,500	$0		50,000		—
Senior Vice President,	2003	$135,985	$0		92,000	(12)	—
Marketing, Alliances and Business Development	2002	—	—		—		—

(1)	Salary includes amounts earned in the year indicated but deferred pursuant to Portal’s 401(k) savings plan.

(2)	Bonuses for each year include amounts earned for such year, even if paid in a subsequent year, and exclude bonuses paid during such year that were earned in a prior year.
(3)

Applicable rules of the SEC require that options which are granted and repriced in the same fiscal year must be treated as two separate option grants: the first grant covering the number of shares subject to the option at the time of grant and the second grant covering the number of shares subject to the option at the time of the repricing.  In addition, options granted in the 2003 fiscal year in replacement for options for a greater number of shares cancelled in the 2002 fiscal year as part of the July 2001 option exchange program must be also be reported as a 2003 fiscal year option grant.  Further all share numbers have been adjusted to reflect a one-for-five reverse stock split that was effected on September 26, 2003.

(4)	Mr. Little’s employment with the Company ended September 2004.
(5)	Includes options for 72,000 shares that were granted on February 7, 2002 pursuant to the July 2001 option exchange program in replacement for cancelled options covering 96,000 shares.
(6)	Mr. Wienkoop’s employment with the Company ended in February 2004.
(7)

Represents severance benefits to be paid to Mr. Wienkoop in connection with his termination of employment in February 2004.  This payment will be made in twenty-four semi-monthly installments of $26,250 each over the twelve month period measured from March 2, 2004.

(8)

400,000 of the shares are attributable to an option for 200,000 shares granted in the 2003 fiscal year and subsequently repriced to $3.45 per share on November 7, 2002 in connection with the November 2002 repricing program.

(9)

Mr. Bain’s employment with the Company ended November 2004.  120,000 of the shares are attributable to an option for 60,000 shares granted in the 2003 fiscal year and subsequently repriced to $3.45 per share on November 7, 2002 in connection with the November 2002 repricing program.  An additional 80,000 of the shares are attributable to an option granted in an earlier fiscal year but subsequently repriced to $3.45 per share on November 7, 2002 in connection with the November 2002 repricing program.

(10)	Represents a sign-on bonus.
(11)

Mr. Labuda was appointed CEO in September 2004.  72,600 of the shares are attributable to (i) an option for 36,300 shares granted on February 7, 2002 pursuant to the July 2001 option exchange program in replacement for cancelled options covering 48,400 shares and (ii) the repricing of that 36,300-share option to $3.45 per share on November 7, 2002 in connection with the November 2002 repricing program.  An additional 400,000 of the shares are attributable to an option for 200,000 shares granted in the 2003 fiscal year but subsequently repriced to $3.45 per share on November 7, 2002 in connection with the November 2002 repricing program.

(12)

54,000 of the shares are attributable to an option for 27,000 shares granted in the 2003 fiscal year and subsequently repriced to $3.45 per share on November 7, 2002 in connection with the November 2002 repricing program.

Stock Option Grants in Last Fiscal Year

          The following table contains information concerning the grant of stock options in fiscal year 2004 to the named executive officers and the potential realizable value of such stock options at assumed annual rates of stock appreciation over the terms of such stock options.  No stock appreciation rights were granted to the named executive officers during fiscal year 2004.

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)

Name	Number of Shares Underlying Options Granted (1)	% of Total Options Granted to Employees in FY 2004	Exercise Price Per Share (3)	Expiration Date	5%	10%

John E. Little	150,000	7.6%	$14.63	10/09/2013	$1,379,631	$3,495,982
Glenn R. Wienkoop	100,000	5.1%	$14.63	10/09/2013	$919,754	$2,330,654
Howard A. Bain III	85,000	4.3%	$14.63	10/09/2013	$781,791	$1,981,056
David S. Labuda	65,000	3.3%	$14.63	10/09/2013	$597,840	$1,514,925
Bhaskar M. Gorti	20,000	1.0%	$8.85	06/12/2013	$111,276	$281,973
	30,000	1.5%	$14.63	10/09/2013	$275,926	$699,196

(1)

The grant dates for the options were June 13, 2003 and October 10, 2003.  Each option has an exercise price equal to the fair market value on the grant date and will become exercisable in 48 successive equal monthly installments upon the optionee’s completion of each month of service over the 48-month period measured from the grant date.  The options have a 10-year term measured from such grant date, subject to earlier termination following the optionee’s cessation of employment.  In the event of an acquisition of Portal by merger or sale of all or substantially all of the assets of Portal, the options, to the extent outstanding at that time but not fully exercisable, will accelerate and become exercisable for all the option shares as fully-vested shares unless the successor corporation agrees to assume the options or substitute equivalent options therefore.  In addition, the options shall become immediately exercisable in the event that the optionee’s employment is involuntarily terminated without cause within 12 months following a change in control of Portal in which those options are assumed or otherwise continued in effect.

(2)	The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent our estimates or projections of future common stock prices.

(3)

The exercise price may be paid in cash, in shares of our common stock valued at fair market value on the exercise date or, to the extent allowable under applicable law or Portal’s company policy, through a cashless exercise procedure involving the same-day sale of the purchased shares.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

          The following table provides information with respect to the named executive officers concerning the exercise of options during the last fiscal year and the number and value of unexercised options held as of the end of the last fiscal year.  No stock appreciation rights were exercised by the named executive officers during the last fiscal year, and no stock appreciation rights were held by them at the end of that year.

	Shares Acquired on Exercise	Aggregate Value Realized (1)	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the- Money Options at Fiscal Year- End (2)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

John E. Little	—	$0.00	172,497	249,503	—	—
Glenn R. Wienkoop	58,748	$587,964	84,564	243,687	$294,842	$702,834
Howard A. Bain III	7,500	$51,000	114,585	162,915	$412,884	$410,666
David S. Labuda	—	$0.00	156,738	204,562	$600,864	$638,669
Bhaskar M. Gorti	—	$0.00	28,438	76,562	$82,761	$148,788

(1)	Market value of underlying securities on the date of exercise, minus the exercise price.
(2)	Market value of underlying securities on January 30, 2004 ($7.36 per share), minus the exercise price of in-the-money options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          Compensation Committee Report.  The Compensation Committee of the Board consisted of three independent directors for the 2004 fiscal year. Two independent directors serve on the Compensation Committee for the 2005 fiscal year.  The Compensation Committee believes that the Company’s executive compensation programs should enable the Company to attract and retain highly skilled and talented individuals who can make a significant contribution to the Company’s financial success. The Company’s compensation programs are designed to motivate the senior management team to achieve or exceed key objectives by making a substantial portion of their individual compensation package directly dependent on the Company’s achievement of financial goals and by providing significant rewards for exceeding those goals.  The Committee believes that strong financial performance, on a sustained basis, is the surest way for the Company to positively affect long-term stockholder return.

          Compensation Program Considerations.  The Company takes the following factors into consideration in designing various executive compensation programs:

          (a)  Compensation positioning and comparative framework.

          In order to attract and retain the talent that it needs to meet corporate objectives, the Company’s executive compensation programs are designed to deliver overall cash compensation and employee benefits that are competitive with comparable technology companies if corporate objectives are achieved and, if objectives are exceeded, to deliver compensation that is in some cases above the median paid by comparable companies.  As a general matter, bonuses are tied closely to corporate performance, such that actual awards vary considerably according to overall Company performance.

          The Committee reviewed market compensation information obtained through technology company surveys, customized surveys, and consulting arrangements to establish appropriate compensation levels for at-target, exceptional or below-target performance.  In determining compensation for the 2004 fiscal year, the Committee used information obtained in one broad market survey including approximately 140 high technology companies. This compensation information was used to evaluate relative market position and to assist in designing programs to reward executives according to both their job function and their actual performance.

          (b)  Mix of compensation.

          The Company’s executive compensation program has three primary components.  All three are intended to attract and retain outstanding executives and focus management on achieving or exceeding Company objectives.

                    (i) Base Salary and Basic Benefits.  The Committee believes that executive salaries and the basic employee benefit package must be sufficiently competitive to attract and retain key executives.  Base pay and annual increases to base pay are determined primarily through an analysis of the individual’s salary and total target compensation relative to compensation for similar positions within the Company and at other companies and, to a lesser extent, through a subjective analysis of the individual’s contributions to the Company’s success.  Base salaries for the executive officers are targeted to the 50th percentile for similar executive positions with the companies surveyed for comparative compensation purposes. Executive officers are eligible for participation in the standard health plans, 401(k) savings plan offered by the Company to its employees generally and employee stock option and stock purchase plans, except that Mr. Little and Mr. Labuda, were not currently eligible to participate in the Employee Stock Purchase Plan because of federal tax law restrictions governing such plan.

                    (ii)  Incentive Compensation.  The Committee believes that one of the key differentiators of executive compensation should be the variable portion provided by short-term cash incentive plans. The Company’s executive bonus plans are designed such that if the Company performs significantly above its stated objectives, bonus awards may be significantly above the award target.  If the Company performs below its stated objectives, awards may be significantly reduced, and may be eliminated altogether if performance is below defined thresholds.  The Committee established a target incentive bonus amount for each executive for fiscal year 2004.  This target amount was 200% of base salary for Mr. Little, 100% for Mr. Labuda, 80% for Mr. Wienkoop, 50% for Mr. Aronson, Mr. Bain, Mr. Gorti, Mr. Sullivan and Mr. Vescuso, and 40% for Mr. Gaynor. The target fiscal year 2004 incentive bonuses (other than for Mr. Gaynor) were based 50% on the attainment of quarterly revenue targets and 50% on the attainment of quarterly pro-forma income from operations.  Actual corporate performance was measured against pre-established targets. Performance below a specified percentage of a target would result in no payment with respect to that incentive component.  The minimum thresholds in fiscal year 2004 were 80% for each of the revenue and income from operations.  Performance at the minimum threshold for a target would result in payment of 50% of the target amount for that component.  Performance over target would result in payment in excess of 100% of the target based on the percentage of overachievement for that applicable component.  Because the Company did not achieve the performance goals for the 2004 fiscal year, Messrs. Little, Aronson, Bain, Gaynor, Gorti, Labuda, Sullivan, Vescuso and Wienkoop did not receive any incentive bonuses.

                    In addition, the Committee may approve discretionary awards to executives proposed by the Chief Executive Officer or a member of the Compensation Committee.  Such discretionary awards are based on a subjective evaluation of an executive officer’s contribution to the Company’s success and are not based on predetermined measures of corporate performance or achievement of specified corporate objectives. None of the persons serving as executive officers in fiscal year 2004 received any discretionary bonus in fiscal year 2004.

                    (iii) Long-term Incentives.  These are provided through initial stock option grants at date of hire and additional stock option grants at periodic intervals over the executive officer’s continued employment with the Company.  Executives may realize gain from their grants only if the market price of the underlying option shares increases over the exercise price. Stock options generally vest over a four-year period, and the Committee believes such option grants are instrumental in focusing executives on sustaining strong financial performance over a number of years.  The initial option grant is designed to be competitive with those of comparable technology companies for the level of responsibility and position the executive holds, and to motivate the executive to make the kinds of decisions and implement strategies and programs that will contribute to an increase in the Company’s stock price over time.  Periodic additional stock options within a competitive range for the level of responsibility and position are granted to reflect the executive’s ongoing contributions to the Company’s success, to create an incentive to remain with the Company, and to provide a long-term incentive to achieve or exceed the Company’s financial goals.  Such options are generally granted once a year, and each of the executive officers was granted a new stock option during the 2004 fiscal year. In determining the amount of the new grant to each individual officer, the Committee considers the amount of options previously granted to that individual, the amount of his or her outstanding options, the vesting schedule of those outstanding options, the aggregate amount of the outstanding options and new awards, and the relative quantities of options offered by other companies for comparable positions.   In addition, special additional stock options may be granted from time to time to executive officers in connection with promotions or changes in responsibilities.  No such special option grants were made to the executive officers during the 2004 fiscal year, except to Mr. Gorti who received an option grant of 20,000 shares with an exercise price per share of $8.85 in June 2003 in connection with his promotion to Senior Vice President, Marketing, Alliances and Business Development.

          (c)  Other compensation considerations.

          In fiscal year 2004, no executive perquisites were included in the Company’s compensation programs for named executive officers.

          Fiscal Year 2004 Compensation for the Chief Executive Officer.  The total compensation of the Chief Executive Officer was designed to compensate him at market levels when financial performance targets are significantly exceeded.  During fiscal year 2004, Mr. Little was granted an option to purchase 150,000 shares of the Company’s common stock at an exercise price of $14.63 per share, the closing selling price on the grant date.

          Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers, to the extent such compensation is not deemed to be performance-based pursuant to certain milestones established under a stockholder-approved plan. The cash based compensation paid to the Company’s executive officers under the Company’s incentive bonus plan for fiscal year 2004 did not exceed the $1 million limit per officer, and the Committee does not expect the total cash compensation to be paid to any of the Company’s executive officers for the 2005 fiscal year to exceed that dollar limit.  Although the bonuses payable under the Company’s incentive plans are tied primarily to the achievement of performance objectives, the compensation paid under those plans remains subject to the $1 million limitation, because none of the plans have previously been submitted to stockholder approval. The Committee has decided not to submit the fiscal year 2005 incentive bonus plans to stockholder approval at the 2004 Annual Meeting or to take any other action to limit or restructure the elements of cash compensation payable to the Company’s executive officers so as to assure the deductibility of the payments under Section 162(m).  In addition, certain options granted to the executive officers under the Company’s 1999 Stock Incentive Plan in connection with the July 2001 option exchange program and certain options held by those officers under the 1999 Stock Incentive Plan which were repriced as part of the November 2002 option repricing program will no longer qualify as performance-based compensation.  Furthermore, all options granted under the 1999 Stock Incentive Plan after January 30, 2003 will also fail to qualify as such performance-based compensation for Section 162(m) purposes. As a result, any compensation deductions attributable to those stock options will be subject to the $1 million limitation per covered executive officer. The Committee believes that in establishing the incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor.  For that reason the Committee may determine it appropriate under certain circumstances to authorize a total compensation package (consisting of both cash and equity) with a potential value in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code in order to provide the requisite incentives to attract and retain the executive officers essential to the Company’s financial success.

Report Submitted by:

                              Richard A. Moran (since June 2003)

Compensation Committee Interlocks and Insider Participation

                    The Compensation Committee is currently composed of Richard Moran and Karen Riley.  No interlocking relationship, as described in Item 402(j) of Regulation S-K, exists between our Board of Directors or compensation committee and the Board of Directors or compensation committee of any other company.

Change in Control Agreements and Employment Contracts

          As of December 2004, the Company has entered into a change in control agreement with each of the following executive officers: Messrs. Aronson, Bain, Bercovich, Gorti, Kisling, Labuda, Little, Sullivan and Zielenski.  Each agreement provides for severance payments to each officer totaling three times that officer’s annual base salary and target bonus compensation and for accelerated vesting of all of such officer’s then unvested options in the event that the officer is terminated without cause (or resigns in connection with a material reduction in responsibilities or compensation) within 12 months following a change in control of Portal.  In addition, the Compensation Committee as plan administrator of the 1999 Plan has the authority to grant options and to structure repurchase rights under that plan so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in control of Portal, whether by merger, asset sale, successful tender offer for more than fifty percent of the outstanding voting stock or by a change in the majority of the board by reason of one or more contested elections for board membership, with this vesting to occur either at the time of this change in control or upon the subsequent involuntary termination of the individual’s service within a designated period, not to exceed 18 months, following a change in control.

          In connection with our former Senior Vice President, Human Resources, Michael A. Vescuso’s departure from Portal in September 2003, we entered into a Separation Agreement and General Release of All Claims under which we paid him total separation benefits in the amount of $67,788.48 (representing 3 months of salary continuation payments plus 3 months of COBRA coverage at our expense in the amount of $1,346.16 per month).  The benefits were paid in three equal monthly installments (subject to deduction of accrued interest in the amount of $2,698 from the first payment with respect to a loan for $60,000 dated May 22, 2002, the principal amount of which was repaid in full by Mr. Vescuso in September 2003).  The first installment was paid on November 7, 2003, and the two other payments were made on December 5, 2003 and January 6, 2004, respectively.

          In connection with our former President and Chief Operating Officer, Mr. Glenn Wienkoop’s departure from Portal in February 2004, we entered into a General Release of All Claims under which we will pay him total severance benefits in the amount of $630,000 in semi-monthly installments of $26,250 pursuant to Portal’s regular payroll schedule over the twelve months following March 2, 2004, the effective date of the agreement.

          In connection with our former Chief Financial Officer, Mr. Howard Bain’s departure from Portal in November 2004, we entered into a Separation Agreement and General Release of All Claims under which we pay him total severance benefits in the amount of $150,000.  Payment is scheduled for December 8, 2004.

Certain Relationships and Related Transactions

  In fiscal year 2004, we made reimbursements to Mr. Little in the amount of $223,818 for expenses he incurred in connection with his use of his own privately-leased aircraft for business-related travel.

          Reimbursement for Use of Private Aircraft

     Our chief executive officer and other executive officers who own or lease aircraft used for business-related travel will be reimbursed for expenses actually incurred in such use of their private aircraft as described below

•	The Portal CEO and other Board members are allowed to travel first class

•	The CEO and other Board members who own or lease aircraft used for Portal business-related travel will be reimbursed for expenses actually incurred in such use of their private aircraft as follows:

•

The CEO/Board member will normally receive for each trip or flight undertaken for business purposes the cost of a first class ticket on a regularly scheduled commercial aircraft flight between the applicable departure and arrival points on that date. If there is no service to one or both of such points, the commercial airports closest to the applicable departure and arrival points will be used.

•

If another Portal employee accompanies the CEO/Board member on the private aircraft in conjunction with a business-related trip, then a first class ticket reimbursement will be provided for each executive.

•

If the CEO/Board member is accompanied by his/her spouse or other family members to an event where attendance by spouses or other family members is required or authorized, then a first class ticket reimbursement will be provided for the spouse and family members accompanying the executive.

•

In those cases where the CFO reasonably determines there are no feasible regularly scheduled commercial airline alternatives for travel to be undertaken for a reasonable business purpose within the reasonable time constraints required for such travel and Portal would accordingly have to charter a flight to achieve the required schedule, then the CEO/Board member will receive, for the use of his aircraft in undertaking such travel, an amount equal to the total cost of the flight determined on the basis of the price charged by NetJets charter service (or a comparable charter service) for the equivalent itinerary.

•

In no event will the total reimbursements to the CEO/Board member with respect to flights during a fiscal year exceed the total actual operating charges incurred by that executive or Board member with respect to those flights.

          Reimbursement for Use of Private Car and Driver

          The Portal CEO and other Board members are allowed to be reimbursed for the actual business-related use of a private car/driver using market-based hourly rates for chauffeured car travel. On a routine basis, the CFO will reasonably determine the hourly rates to be used for such travel.

Audit Committee Report

          Our Audit Committee is currently comprised of 3 directors and operates under a written charter adopted by the Audit Committee on March 17, 2000 and revised by the Audit Committee and approved by the Board of Directors on June 22, 2004 in the form attached hereto as Appendix A.  The Audit Committee is responsible for the Company’s financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to supervise and monitor these processes. In addition, the Audit Committee appoints the Company’s independent auditors.

          The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent auditor, the overall scope and plan for their independent audit for the fiscal year ended January 30, 2004. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with Ernst & Young LLP other matters required by Statement on Auditing Standards No. 61 Communication with Audit Committees, as amended by SAS 90 Audit Committee Communications.

          Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP the firm’s independence. In addition, the Audit Committee considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with Ernst & Young LLP’s independence.

          Based on the review and discussion described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2004.

          The foregoing report is provided by the following independent directors who constitute the Audit Committee:

Robert Bond
Robert Eulau
Richard Moran

The information contained in the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, and references to the “audit committee financial expert” and to the independence of the Audit Committee members and the Stock Performance Graph shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporated that information by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

STOCK PERFORMANCE GRAPH

          The following graph and table compare the cumulative total return on a $100 investment in the Company with the cumulative total return on a $100 investment (assuming reinvestment of dividends, if any) in the NASDAQ Stock Market (U.S.) and the Research Data Group (RDG) Software Composite Index for the period commencing on May 6, 1999 (the effective date of the registration statement for Portal’s initial public offering) through January 31, 2004:

COMPARISON OF 57 MONTH CUMULATIVE TOTAL RETURN*
AMONG PORTAL SOFTWARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG SOFTWARE COMPOSITE INDEX

*$100 Invested on 5/6/99 in stock, Nasdaq and RDG Software Composite- including reinvestment of dividends. Fiscal year ending January 31.

The prices for 1999 and fiscal years 2000 through 2004, set forth in the table below give retroactive effect to the one-for-five reverse stock split that occurred on September 26, 2003.

	5/6/99	1/31/2000	1/31/2001	1/31/2002	1/31/2003	1/31/2004

Portal	$100	$265.54	$69.56	$11.77	$4.60	$7.88
NASDAQ Stock Market (U.S.)	$100	$161.72	$121.00	$57.07	$53.82	$76.15
RDG Software Composite Index	$100	$165.44	$128.47	$94.57	$63.93	$82.26

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

          Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received by the Company at our offices at 10200 S. De Anza Boulevard, Cupertino, California 95014 no later than August 17, 2005. In addition, the Company’s bylaws provide for the timing and content of notice, set forth in “Other Matters” below, which Stockholders must provide to the Company’s Corporate Secretary. Pursuant to these provisions, notice of a nomination or other business to be presented at a meeting of stockholders must be received by the Company not later than 120 days prior to the date of the meeting.

STOCKHOLDERS SHARING AN ADDRESS

          Stockholders sharing an address with another Stockholder may receive only one set of proxy materials to that address unless they have provided contrary instructions. Any such Stockholder who wishes to receive a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from:

Portal Software, Inc.
10200 South De Anza Boulevard
Cupertino, California 95014
Attn: Investor Relations
(408) 572-2000

          Similarly, Stockholders sharing an address with another Stockholder who has received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

          The Board of Directors does not know of any other matters to be brought before the Annual Meeting.  However, if any other matters properly come before the Annual Meeting, it is the intention of the appointees named in the enclosed proxy card to vote in accordance with their best judgment on such matters.

          Under the Company’s bylaws, in order for a matter (including nominations for election of directors) to be deemed properly brought before the Annual Meeting by a stockholder, notice must be delivered to, or mailed and received by, the Secretary of the Company, not less than 120 days prior to the Annual Meeting. The stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. A stockholder nomination for election to the Board of Directors must contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

                              (i)          the name, age, residence, address, and business address of each proposed nominee and of each such person;

                              (ii)         the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

                              (iii)        the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

                              (iv)        a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

The presiding officer of the meeting may refuse to acknowledge any matter or nomination not made in compliance with the foregoing procedure.

ANNUAL REPORT ON FORM 10-K

          The Company filed an Annual Report on Form 10-K with the SEC on April 14, 2004 (“Annual Report”).  A copy of the Annual Report of the Company for the 2004 fiscal year has been mailed (or, if applicable, provided electronically) concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  Stockholders may obtain a copy of this report, without charge, from the investor relations section of our web site at www.portal.com or by writing to the General Counsel and Secretary of the Company at 10200 South De Anza Boulevard, Cupertino, California 95014.

          The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN
THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED
ENVELOPE.

THE BOARD OF DIRECTORS
Dated: December 17, 2004

RECEIVING FUTURE PORTAL SOFTWARE, INC. PROXY MATERIALS VIA THE INTERNET

          Consider receiving future Portal Software, Inc. Annual Report and Proxy materials in electronic form rather than in printed form.  Your advance consent will assist us in preparing materials for electronic distribution.  While voting via the Internet at www.proxyvote.com just enter your control number, located on the proxy card (you will receive by mail) and follow the directions to give your consent and thereby save Portal Software, Inc. the future costs of producing, distributing and mailing these materials.

          Accessing Portal Software, Inc. Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.  If you do not consent to access Portal Software, Inc. Annual Report and Proxy materials via the Internet, you will continue to receive them in the mail.

Map to the meeting

APPENDIX A

AUDIT COMMITTEE CHARTER

I.          Purpose and Authority

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Portal Software, Inc. (the “Company”):

(a) assists the Board in fulfilling its responsibilities for general oversight of: (1) the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, including the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, and (5) risk assessment and risk management;

(b) prepares the report required by the proxy rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement; and

(c) has the additional duties and responsibilities set forth in Section IV below.
The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties, and the Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to the outside legal, accounting or other advisors employed by the Committee.

II.          Membership

The Committee shall consist of at least three directors, each of whom shall be independent under applicable stock exchange or over-the-counter market listing standards, as determined by the Board. Each member of the Committee must meet the knowledge requirements and the independence requirements of applicable law and the rules of the SEC and the NASDAQ in effect from time to time (subject to any exceptions allowed by such rules and any waivers granted by such authority). In addition, no Committee member may have participated in the preparation of the financial statements of the Company or any of the Company’s current subsidiaries at any time during the past three years.  The Company will disclose in its annual report required by Section 13(a) of the Securities Exchange Act of 1934 (the “1934 Act”) whether or not it has at least one member who is an audit committee financial expert.  In any event, the Committee must include at least one member who the Board determines has accounting or related financial management expertise or has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

III.      Meeting and Procedures

The Committee shall convene as necessary and appropriate. The Committee Chair is responsible for the agenda, including input from management, staff and other Committee and Board members as appropriate. A majority of the Committee members shall be present to constitute a quorum for the transaction of the Committee’s business. The Committee shall meet regularly in separate executive sessions, in no event less than two (2) times per year, and also in private sessions with management, the internal auditors and the independent auditors to facilitate full communication. The Committee shall be given open access to the Company’s internal auditors, Board Chairman, the Company executives and independent auditors, as well as the Company’s books, records, facilities and other personnel.

IV.          Duties and Responsibilities

The Committee shall:

1.          Review and reassess annually the adequacy of this charter and submit the charter for approval of the full Board.  The Committee also shall conduct an annual self-evaluation of the Committee’s performance and processes.

2.           Appoint, evaluate and compensate the independent auditors, which shall report directly to the Committee, and oversee the rotation of the independent auditors’ lead audit and concurring partners at least once every five years and the rotation of other audit partners at least once every seven years, with applicable time-out periods, or otherwise in accordance with SEC regulations.  The Committee shall determine whether to retain or, if appropriate, terminate the independent auditors.  The Committee is responsible for recommending the independent auditors for approval by the stockholders, if appropriate.

3.          Review and approve in advance the scope of the fiscal year’s independent audit and the audit fee, establish policies for the independent auditors’ activities and any fees beyond the core audit, approve in advance all non-audit services to be performed by the independent auditors that are not otherwise prohibited by law and associated fees, and monitor the usage and fees paid to the independent auditors. The Company shall disclose in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q any approval of non-audit services during the period covered by the applicable report.  The Committee may delegate to the Chair of the Committee or any other Committee member the authority, with agreed limits, to pre-approve non-audit services and associated fees not prohibited by law to be performed by the independent auditors. The Chair or such other designated member shall report any decisions to pre-approve such services to the full Committee at its next meeting.

4.          Review and discuss with the independent auditors their annual written statement delineating all relationships or services between the independent auditors and the Company, or any other relationships or services that may impact their objectivity and independence.

5.          Set clear hiring policies for employees or former employees of the independent auditors, and monitor compliance with such policies.

6.          Review with management and the independent auditors:

(a) the Company’s annual audited and quarterly unaudited financial statements, including the Company’s disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

(b) the results of the independent auditors’ audit and the independent auditors’ opinion on the annual financial statements;

(c) the independent auditors’ judgments on the quality, not just the acceptability, and consistent application of the Company’s accounting principles, the reasonableness of significant judgments, clarity of disclosures and underlying estimates in the financial statements;

(d) changes in accounting principles or application thereof, significant judgment areas, including a review of alternative accounting treatments and the reasons for applying the Company’s chosen principles, and significant and complex transactions;

(e) the effectiveness and adequacy of the Company’s internal auditing; and

(f) any disagreements between management and the independent auditors, about matters that individually or in the aggregate could be significant to the Company’s financial statements or the independent auditors’ report, and any serious difficulties the independent auditors encountered in dealing with management related to the performance of the audit.

7.           Recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

8.          Discuss earnings press releases and earnings call scripts, as well as corporate policies with respect to financial information and earnings guidance.

9.          Review the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in such controls and significant changes or material weaknesses in such controls reported by the independent auditors, the internal auditors or management, and any fraud, whether or not material, that involves management or other Company employees who have a significant role in such controls.

10.        Review the overall scope, qualifications, resources, activities, organizational structure and effectiveness of the internal audit function

11.        Approve the appointment, replacement, reassignment or dismissal of the Director of Internal Audit or other employee performing such function.

12.        Assure that procedures are established for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters and compliance with the Company’s Code of Conduct.

13.        Receive and, if appropriate, respond to attorneys’ reports of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations of U.S. or state law.

14.        Review significant risks or exposures relating to litigation and other proceedings and regulatory matters that may have a significant impact on the Company’s financial statements.

15.        Review the results of significant investigations, examinations or reviews performed by regulatory authorities and management’s response

16.        Review and approve all “related party transactions,” as defined in applicable SEC rules.  Management shall not cause the Company to enter into any new related party transactions unless the Committee approves such transaction.

17.        Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

18.        Consider such other matters regarding the Company’s financial affairs, its controls, and the internal and independent audits of the Company as the Committee, in its discretion, may determine to be advisable.

19.        Report regularly to the Board with respect to the Committee’s activities.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

PORTAL SOFTWARE, INC. 10200 SOUTH DE ANZA BLVD. CUPERTINO, CA 95014

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PORTAL SOFTWARE, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PRTLS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PORTAL SOFTWARE, INC.

THE BOARD OF DIRECTORS RECOMMENDS VOTING
FOR PROPOSAL 1
FOR PROPOSAL 2
Vote on Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

1.	Election of two Class II Directors	O	O	O
Nominees: 01) Richard A. Moran and 02) Karen Riley

		For	Against	Abstain
Vote on Proposals

2.	Proposal to ratify the appointment of Ernst & Young LLP as independent accountants for the Company for fiscal year 2005.	O	O	O

3.	In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment or adjournments thereof.

MARK HERE FOR ADDRESS CHANGE/COMMENTS AND NOTE ON REVERSE SIDE	O

(This proxy should be marked, dated, signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

FORM OF PROXY

PORTAL SOFTWARE, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned stockholder of PORTAL SOFTWARE, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated as of December 17, 2004, and hereby appoints David Labuda, Ron Kisling and Larry S. Bercovich, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at theAnnual Meeting of Stockholders of PORTAL SOFTWARE, INC. to be held on 26th of January, 2005 at 10:00 a.m. local time, at The Hilton Garden Inn Cupertino, 10741 North Wolfe Road, Cupertino, CA 95014, and at any adjournment or adjournments or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS AND FOR THE APPROVAL OF PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE